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Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-193046 on Form F-4 of our report dated February 5, 2014 relating to the balance sheet of Brookfield Office Properties Exchange LP, appearing in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
Toronto, Canada
February 10, 2014

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  Exhibit 23.7